Exhibit 99

Sypris Reports First Quarter Results

Aerospace & Defense Revenue Increases 29%

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 14, 2009--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported revenue of $81.7 million for the first quarter compared to $106.3 million for the prior year period. The Company reported a net loss of $11.3 million or $0.62 per share for the first quarter compared to net income of $0.4 million, or $0.02 per diluted share for the prior year period. The net loss for the quarter ended April 5, 2009 includes $2.0 million, or $0.11 per share, of charges associated with the implementation of the Company’s previously announced restructuring program.

“The results for the quarter were in line with our expectations, reflecting the continued decline in the economy and its impact on demand in the markets served by our Industrial Group,” said Jeffrey T. Gill, president and chief executive officer. “The 46% decline in comparable period revenue for this Group more than offset the 21% increase in sales posted by our Electronics Group. The results for the quarter easily could have been more challenging had it not been for the positive impact of the restructuring initiatives and the focused efforts of our management team in this segment to contain costs and adjust inventories on a rapid basis.

“Within the Electronics Group, our Aerospace & Defense segment posted a 29% increase in revenue for the quarter, while our Test & Measurement segment posted a 7% increase in the top line, marking the ninth consecutive quarter of comparable period growth for this segment. As a result, our Electronics Group now represents 54% of portfolio revenue compared to 34% for the prior year period and is poised for margin expansion during the balance of this year as a result of a focused drive to improve processes, increase productivity and reduce costs.

“In light of the continued softness in demand in the markets served by our Industrial Group, we have accelerated our restructuring initiatives across the Company with the goal to pull forward the expected savings. When completed, we expect to benefit from an estimated $25.0 million per year of cost savings, with 75% to 80% of those benefits expected to be realized as early as 2010. These savings will be generated across the Company’s platform and are expected to have a positive impact on all businesses going forward.”

The Industrial Group

Revenue for our Industrial Group was $37.5 million in the first quarter compared to $69.8 million for the prior year period as a result of the forecasted decline in the commercial vehicle and trailer markets. Gross profit for the quarter decreased to a loss of $2.7 million from profit of $6.8 million for the same period in 2008, primarily as a result of significantly lower volumes partially offset by aggressive cost containment.

The Electronics Group

Revenue for our Electronics Group increased 21% to $44.2 million in the first quarter compared to $36.4 million in the prior year period. Gross profit for the quarter increased 13% to $7.1 million compared to $6.2 million for the same period in 2008.

Revenue for the Aerospace & Defense segment increased 29% to $30.2 million in the first quarter compared to $23.4 million for the prior year period, primarily as a result of increased sales of secured communication products and manufacturing services, while revenue for the Test & Measurement segment increased 7% to $14.0 million compared to $13.0 million for the prior year period. Gross profit for the Aerospace & Defense segment increased 12% to $3.3 million compared to $2.9 million for the prior year period primarily on increased volume and cost reductions, while gross profit for the Test & Measurement segment increased 14% to $3.8 million from $3.3 million in the prior year period due to higher sales and increased productivity.

Outlook

Mr. Gill added, “Looking forward, the outlook for the balance of the year remains unchanged. The outlook for our Electronics Group is positive, with this segment of our business expected to generate year-over-year performance improvements with gross margins continuing to expand as we move throughout the year as a result of process improvements, increased productivity and lower costs.

“The outlook for our Industrial Group remains quite challenging, with forecasts for the production of Class 5-8 commercial vehicles remaining uncertain at best. Our sense is that the market may have reached its cyclical low in February, but that inventory balancing and continued economic uncertainty will continue to hold down production at or near current levels for the foreseeable future.

“It is important to note that we have already begun to realize the benefits of the restructuring program in the first quarter of this year and expect the recent closure of our production facility in Kenton, Ohio and the relocation of this work to our operation in Morganton, North Carolina to contribute to results in the near term. Furthermore, we have accelerated the previously announced closing of our Marion, Ohio facility, with expectations that this project will now be completed within the next several months instead of by year-end. The accelerated completion of both of these initiatives is expected to result in a material reduction in our fixed and variable expenses going forward.

“The outlook for free cash flow generation remains unchanged as well. As mentioned previously, we expect the Company to generate positive free cash flow, before restructuring, beginning in the second quarter of this year and continuing throughout the balance of 2009. With the early completion of our restructuring activities, we expect the expenses associated with these actions to decline materially beginning in the third quarter of this year.”

Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics, truck components and assemblies, and test and measurement services. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each “forward-looking statement” herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: the effects of a continuing economic downturn which could reduce our revenues, negatively impact our customers or suppliers and materially, adversely affect our financial results; our ability to liquidate our equity interests in Dana Holding Corporation at satisfactory valuation levels; potential impairments, non-recoverability or write-offs of goodwill, assets or deferred costs, including deferred tax assets in the U.S. or Mexico; fees, costs or other dilutive effects of refinancing, compliance with covenants in, or acceleration of, our loan and other debt agreements; unexpected or increased costs, time delays and inefficiencies of restructuring our manufacturing capacity; breakdowns, relocations or major repairs of machinery and equipment; our inability to successfully launch new or next generation programs; the cost, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; cost and availability of raw materials such as steel, component parts, natural gas or utilities; volatility of our customers’ forecasts, financial conditions, market shares, product requirements or scheduling demands; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; failure to adequately insure or to identify environmental or other insurable risks; inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; changes in government or other customer programs; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors; revised contract prices or estimates of major contract costs; dependence on, recruitment or retention of key employees; union negotiations; pension valuation, health care or other benefit costs; labor relations; strikes; risks of foreign operations; currency exchange rates; the costs and supply of debt, equity capital, or insurance (including the possibility that our common stock could cease to qualify for listing on the NASDAQ Stock Market due to a sustained decline in prices per share, or that any reverse stock split or other restructuring of our debt or equity financing could be accompanied by the deregistration of our common stock or other “going private” transactions); changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; weaknesses in internal controls; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions; disputes or litigation, involving customer, supplier, creditor, stockholder, product liability, asbestos-related or environmental claims; war, terrorism or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this press release, the company has provided information regarding free cash flow, which is a non-GAAP financial measure.

Free cash flow is useful in analyzing the company’s ability to service and repay its debt. Further, management uses free cash flow in planning and forecasting for future periods.

This non-GAAP measure should not be considered a substitute for our reported results prepared in accordance with GAAP. Free cash flow should not be considered a substitute for cash provided by operating activities or other cash flow statement data prepared in accordance with GAAP or as a measure of liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt or cash received from the divestitures or businesses or sales of other assets and thus does not reflect funds available for investment or other discretionary uses.

RECONCILIATION OF THREE MONTHS ENDED FREE CASH FLOW (in thousands)

	Three Months Ended
	April 5,	March 30,
	2009	2008
	(Unaudited)
Consolidated Cash Flow Statement:
Cash flows from operating activities:
Net cash (used in) provided by operating activities	$(7,894)	$18,587
Cash flows from investing activities:
Capital expenditures	(1,873)	(3,219)
Proceeds from sale of assets	26	—
Changes in nonoperating assets and liabilities	142	(471)
Net cash used in investing activities	(1,705)	(3,690)
Cash flows from financing activities:
Net change in debt under revolving credit facility	2,000	(10,000)
Debt modification costs	(652)	—
Cash dividends paid	(386)	(572)
Net cash provided by (used in) financing activities	962	(10,572)
Net (decrease) increase in cash and cash equivalents	(8,637)	4,235
Cash and cash equivalents at beginning of period	13,717	14,622
Cash and cash equivalents at end of period	$5,080	$18,947
Free Cash Flow:
Net cash (used in) provided by operating activities	$(7,894)	$18,587
Capital expenditures	(1,873)	(3,219)
Free cash flow	$(9,767)	$15,368

SYPRIS SOLUTIONS, INC. Financial Highlights (In thousands, except per share amounts)

	Three Months Ended

	April 5, 2009	March 30, 2008
	(Unaudited)
Revenue	$81,691	$106,262
Net (loss) income	$(11,345)	$385
(Loss) income per common share:
Basic	$(0.62)	$0.02
Diluted	$(0.62)	$0.02
Weighted average shares outstanding:
Basic	18,434	18,342
Diluted	18,434	18,372

Sypris Solutions, Inc. Consolidated Statements of Operations (in thousands, except for per share data)

	Three Months Ended
	April 5,	March 30,
	2009	2008
	(Unaudited)
Net revenue:
Industrial Group	$37,498	$69,815
Aerospace & Defense	30,211	23,424
Test & Measurement	13,982	13,023
Electronics Group	44,193	36,447
Total net revenue	81,691	106,262
Cost of sales:
Industrial Group	40,200	62,986
Aerospace & Defense	26,955	20,525
Test & Measurement	10,181	9,685
Electronics Group	37,136	30,210
Total cost of sales	77,336	93,196
Gross profit (loss):
Industrial Group	(2,702)	6,829
Aerospace & Defense	3,256	2,899
Test & Measurement	3,801	3,338
Electronics Group	7,057	6,237
Total gross profit	4,355	13,066
Selling, general and administrative	10,472	10,492
Research and development	1,168	995
Amortization of intangible assets	28	71
Nonrecurring expense, net	1,981	—
Operating (loss) income	(9,294)	1,508
Interest expense, net	1,269	952
Other expense, net	307	8
(Loss) income before income taxes	(10,870)	548
Income tax expense	475	163
Net (loss) income	$(11,345)	$385
(Loss) income per common share:
Basic	$(0.62)	$0.02
Diluted	$(0.62)	$0.02
Dividends declared per common share	$-	$0.03
Weighted average shares outstanding:
Basic	18,434	18,342
Diluted	18,434	18,372

Sypris Solutions, Inc. Consolidated Balance Sheets (in thousands, except for share data)

	April 5,	December 31,
	2009	2008
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$5,080	$13,717
Restricted cash	450	464
Accounts receivable, net	46,053	44,695
Inventory, net	41,701	48,394
Other current assets	12,158	12,009
Total current assets	105,442	119,279
Investment in marketable securities	2,470	2,769
Property, plant and equipment, net	101,498	105,219
Goodwill	13,837	13,837
Other assets	11,521	12,101
Total assets	$234,768	$253,205
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$39,419	$44,645
Accrued liabilities	25,909	28,433
Current portion of long-term debt	75,000	—
Total current liabilities	140,328	73,078
Long-term debt	—	73,000
Other liabilities	46,469	47,142
Total liabilities	186,797	193,220
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	—	—
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	—	—
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	—	—
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 20,019,347 shares issued and 19,613,907 outstanding in 2009 and 19,496,620 shares issued and 19,296,003 outstanding in 2008	200	195
Additional paid-in capital	146,803	146,741
Retained deficit	(78,483)	(67,205)
Accumulated other comprehensive loss	(20,545)	(19,744)
Treasury stock, 405,440 and 200,617 shares in 2009 and 2008, respectively	(4)	(2)
Total stockholders’ equity	47,971	59,985
Total liabilities and stockholders’ equity	$234,768	$253,205

Note: The balance sheet at December 31, 2008 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc. Consolidated Cash Flow Statements (in thousands)

	Three Months Ended
	April 5,	March 30,
	2009	2008
	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(11,345)	$385
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,901	6,971
Noncash compensation expense	83	432
Other noncash items	349	(5,340)
Changes in operating assets and liabilities:
Accounts receivable	(1,414)	(7,382)
Inventory	5,992	(1,941)
Other current assets	(188)	5,159
Accounts payable	(5,506)	15,690
Accrued liabilities	(766)	4,613
Net cash (used in) provided by operating activities	(7,894)	18,587
Cash flows from investing activities:
Capital expenditures	(1,873)	(3,219)
Proceeds from sale of assets	26	—
Changes in nonoperating assets and liabilities	142	(471)
Net cash used in investing activities	(1,705)	(3,690)
Cash flows from financing activities:
Net change in debt under revolving credit agreements	2,000	(10,000)
Debt modification costs	(652)	—
Cash dividends paid	(386)	(572)
Net cash provided by (used in) financing activities	962	(10,572)
Net (decrease) increase in cash and cash equivalents	(8,637)	4,325
Cash and cash equivalents at beginning of period	13,717	14,622
Cash and cash equivalents at end of period	$5,080	$18,947

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes, 502-329-2000
Chief Financial Officer